UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2013

McGRAW HILL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, New York, New York 10020

(Address of principal executive offices) (Zip Code)

(212) 512-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 9, 2013, Jack Callahan, the Executive Vice President and Chief Financial Officer of the Company, presented at the Barclays Global Financial Services Conference. At the Conference, Mr. Callahan made the following statements:

“[We] initially gave full-year guidance at high single-digit revenue growth. And where we sit today we feel very comfortable with high single-digit revenue growth for the full year, maybe a tad better.”

“Our current guidance for the year is $3.15 to $3.25. That implies mid-teens to high-teens EPS growth going forward … we feel very good about where we are relative to our outlook for 2013.”

Mr. Callahan further stated that “[we] have, I think, 7.3 million shares left under the existing [share repurchase] authorization as of the end of Q2, and we do anticipate finishing that by the end of the year.”

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This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

This current report on Form 8-K includes forward-looking statements relating to the Company’s businesses and prospects that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are intended to provide management’s current expectations or plans for the Company’s future operating and financial performance and are based on assumptions management believes are reasonable at the time they are made. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual outcomes and results could differ materially from what is expected or forecasted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2013

MCGRAW HILL FINANCIAL, INC.

By:	/s/ Kenneth M. Vittor
Name:	Kenneth M. Vittor
Title:	Executive Vice President and General Counsel